     As filed with the Securities and Exchange Commission on April 25, 2000
                                                      Registration No. 333-_____

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                          ----------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                          ----------------------------
                             MICROSEMI CORPORATION
             (Exact name of registrant as specified in its charter)

Delaware                                                             95-2110371
(State or other jursidiction of                                (I.R.S. Employer
incorporation or organization)                               Identification No.)

2830 South Fairview Street, Santa Ana, California                          92704
(Address of principal executive offices)                              (Zip Code)
                         ----------------------------

                     1987 MICROSEMI CORPORATION STOCK PLAN
                       ---------------------------------

                            (Full title of the plan)
                          ----------------------------

                               David R. Sonksen,
   Vice President--Finance, Chief Financial Officer, Secretary and Treasurer
                             Microsemi Corporation
            2830 South Fairview Street, Santa Ana, California  92704
                    (Name and address of agent for service)

                                 (714) 979-8220
         (Telephone number, including area code, of agent for service)

                                    Copy to:
                              Nick E. Yocca, Esq.
                            Nicholas J. Yocca, Esq.
         Stradling, Yocca, Carlson & Rauth, a Professional Corporation
     660 Newport Center Drive, Suite 1600, Newport Beach, California 92660



                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------
Title of Securities       Amount To Be         Proposed Maximum       Proposed Maximum         Amount of
 To Be Registered        Registered (1)            Offering          Aggregate Offering     Registration Fee
                                                Price Per Share           Price(2)
-------------------------------------------------------------------------------------------------------------
Common Stock,
$.20 par value          1,750,000 shares           $19.0625              $33,359,375            $8,806.88
-------------------------------------------------------------------------------------------------------------

(1) Includes such indeterminate number of additional shares of Common Stock that may become issuable pursuant to the anti-dilution adjustment provisions of the 1987 Microsemi Corporation Stock Plan, as amended (the "Plan").

(2) The aggregate offering price for 1,750,000 additional shares of Common Stock registered hereby, which are to be offered to the Registrant's employees, directors, advisors or consultants pursuant to the Plan, is estimated solely for the purpose of calculating the registration fee, in accordance with General Instruction E. to Form S-8 Rule 457(h)(1), on the basis of the price of securities of the same class as determined in accordance with Rule 457(c), using the average of the high ($21.00) and low ($17.125) prices of the Common Stock of the Registrant reported on the Nasdaq National Market on April 17, 2000.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
------------------------------------------------

The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. Statements made in this prospectus as to the contents of any contract, agreement or other documents are not necessarily complete, and, in each instance, we refer you to a copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. The information incorporated by reference is considered to be part of this prospectus. When we file information with the SEC in the future, that information will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934: a. Our Annual Report on Form 10-K for the fiscal year ended October 3, 1999 including portions of our definitive Proxy Statement for the 2000 Annual Meeting of Stockholders incorporated therein by reference; b. Our Quarterly Reports on Form 10-Q for the quarterly period ended January 2, 2000; and c. Our Current Report on Form 8-K filed on March 15, 2000 reporting under Item 2 and Item 7 regarding the acquisition of assets from Infinesse Corporation.

     This Registration Statement relates to the Registrant's 1987 MICROSEMI CORPORATION STOCK PLAN (as amended, herein the "Plan").

     The contents of the registration statements of the Registrant on Form S-8 filed with the Securities and Exchange Commission (the "Commission") on August 25, 1987, Registration No. 33-16711, as then existing (the "Original Form S-8"), relating to 750,000 shares of Common Stock, par value $.20 par value per share (the "Common Stock"), registered to be offered pursuant to the Plan are hereby incorporated herein by reference.

     The contents of the registration statement of the Registrant on Form S-8 filed with the Commission on October 13, 1995, Registration No. 033-63395, relating to 252,060 shares of Common Stock registered to be offered pursuant to the Plan are incorporated herein by reference.

     The contents of the registration statement of the Registrant on Form S-8 filed with the Commission on March 27, 1997, Registration No. 333-2404, relating to 747,940 shares of Common Stock registered to be offered pursuant to the Plan are incorporated herein by reference.

     On February 29, 2000, the Registrant's stockholders approved amendments of the Plan that provided for a one-time increase of 530,400 shares, annual increases in the number of shares of Common Stock available to be offered and sold pursuant to the Plan equal to 4% of the number of shares then outstanding, and an extension of the Plan to December 15, 2009. The shares of Common Stock registered hereby comprise 140,414 shares that first became available at October 3, 1999 plus 530,400 shares immediately made available pursuant to the stockholders approval on February 29, 2000 and plus 1,079,186 shares representing additional shares estimated to become available under this provision of the Plan by December 31, 2001

     The registrant hereby incorporates the following in this registration statement (herein called the "Registration Statement") by this reference:

          The portion entitled "AMENDMENTS OF THE 1987 PLAN (Proposal 2)" on pages 6 through 22 of the Notice of Annual Meeting on February 29, 2000 and Proxy Statement for the annual meeting of stockholders of the Registrant held February 29, 2000 (the "2000 Proxy Statement") as filed on or about January 24, 2000 pursuant to Section 14 of the Securities Exchange Act of 1934 (the "Exchange Act") with the Commission and first mailed or given to holders of the Common Stock on pr about January 28, 2000. The paragraph numbered "2." relating to Proposal 2, on the page entitled "NOTICE OF ANNUAL MEETING OF STOCKHOLDERS" preceding page 1, entitled "PROXY STATEMENT," of the 2000 Proxy Statement is also incorporated herein by reference.

          The Compensation Committee Report and the Performance Graph were not filed as proxy solicitation material with the Commission. None of such information shall be construed to be incorporated herein. Regardless of any absence of this statement in other filings of the Registrant with the Commission, in no event are the Compensation Committee Report, the Performance Graph, and the Annual Report to Stockholders, to be construed as incorporated in any such filing unless expressly incorporated therein by reference.

Item 6.    Indemnification of Directors and Officers.
           -----------------------------------------

          (a) Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to include indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Section 145 of the Delaware General Corporation Law permits indemnification by a corporation of its officers and directors against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with actions or proceedings against them if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. Section 145 provides that no indemnification may be made, however, without court approval, in respect of any claim as to which the officer or director is adjudged to be liable to the corporation. Such indemnification provisions of Delaware law are expressly not exclusive of any other rights which the officers or directors may have under the corporation's by-laws or agreements, pursuant to the vote of stockholders or disinterested directors or otherwise.

          (b) The Restated Certificate of Incorporation of the registrant provides that the registrant will, to the maximum extent permitted by law, indemnify each of its officers and directors against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact any such person is or was a director or officer of the registrant.

Item 8.  Exhibits.
-----------------

     The following exhibits are filed as part of this Registration Statement:

          Number  Description
          ------  -----------

          5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant
          23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5)
          23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants
          24.1    Power of Attorney (included on the second signature page)

Item 9.  Undertakings.
---------------------

    The registrant hereby undertakes: (1) to file, during any period in which offers or sales of the Common Stock are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by
Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that no post-effective amendment hereto shall be required by clauses
(i) or (ii) above if the information required to be included in a post-effective amendment hereto is contained in one or more periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); (2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    Additionally, the undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions or arrangements, or otherwise, whereby the registrant may indemnify a director, officer or controlling person against liabilities arising under the Securities Act, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California on the 25th day of April, 2000.

                          MICROSEMI CORPORATION

                          By:  /s/DAVID R. SONKSEN
                               -------------------------------------------------
                               David R. Sonksen
                               Vice President--Finance,
                               Chief Financial Officer, Secretary and Treasurer

                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Microsemi Corporation, do hereby constitute and appoint Philip Frey, Jr. and David R. Sonksen, or either one or both of them, our true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign this Registration Statement on Form S-8 and any and all pre-effective or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or such person's or persons' substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Form S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                         Title                       Date
         ---------                         -----                       ----

/s/ PHILIP FREY, JR.                Chairman of the Board,          April 24, 2000
-------------------------------     Chief Executive Officer
Philip Frey, Jr.                    and President

/s/DAVID R. SONKSEN                 Vice President--Finance,        April 24, 2000
-------------------------------     Chief Financial Officer,
David R. Sonksen                    (Chief Accounting Officer)
                                    Treasurer and Secretary

/s/BRAD DAVIDSON                    Director                        April 24, 2000
-------------------------------
Brad Davidson

/s/ROBERT B. PHINIZY                Director                        April 24, 2000
-------------------------------
Robert B. Phinizy

/s/JOSEPH M. SCHEER                 Director                        April 24, 2000
-------------------------------
Joseph M. Scheer

/s/MARTIN H. JURICK                 Director                        April 24, 2000
-------------------------------
Martin H. Jurick

/s/H.K. DESAI                       Director                        April 24, 2000
-------------------------------
H.K. Desai

                                 EXHIBIT INDEX

          Number  Description
          ------  -----------

          5.1 Opinion of Stradling, Yocca, Carlson & Rauth, a Professional Corporation, Counsel to the Registrant

          23.1 Consent of Stradling, Yocca, Carlson & Rauth, a Professional Corporation (included in the Opinion filed as Exhibit 5)

          23.2    Consent of PricewaterhouseCoopers LLP, Independent Accountants

          24.1    Power of Attorney (included on the second signature page)